Exhibit 99.1

Certification

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of AHL Services, Inc. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 9, 2003

Name:	/s/ A. Clayton Perfall
Title:	Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to AHL Services, Inc. and will be retained by AHL Services Inc. and furnished to the Securities and Exchange Commission or its staff upon request.